SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2008

GUANGZHOU GLOBAL TELECOM, INC.

(Exact name of registrant as specified in Charter)

Florida	333-130937	59-3565377
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 03/04, 16/F, Jinke Building,
No.17/19, Guangwei Road
Guangzhou, China 510180
 (Address of Principal Executive Offices)

(86) 20-6236-8036
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

The information set forth in Item 2.01 and Item 3.02 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Guangzhou Renwoxing Telecom

On July 29, 2008, Global Telecom Holdings Limited (“GTHL”), a wholely-owned Enterprise of Guangzhou Global Telecom, Inc. (the “Company”, “We”, “Our” or “Us”) completed the acquisition of Guangzhou Renwoxing Telecom (“GRT”), a company incorporated under the laws of the People’s Republic of China, in accordance with the Share Transfer Agreement (the “Agreement”) among the Company, GTHL and GRT.  Pursuant to the terms of the Agreement, we issued 9,727,769 shares of common stock to certain assigners designated by GRT for 51% equity interest of GRT from Mr. Li Hanguang, a shareholder of GRT.  Of  the 9,727,769 shares, 1,400,000 shares were issued to Ni Jingda, 2,827,769 shares were issued to Li Yanfen, 3,000,000 shares were issued to Liang Siming, 1,000,000 shares were issued to Li Hanbin and 1,500,000 shares were issued to Sierra Vista Group Limited (the “Shareholders”).

As a result of the Agreement, GRT became a subsidiary of the Company, and we became the majority shareholder of GRT.

Pursuant to the Agreement, upon issuance of the shares set forth above, GRT shall achieve a quarter revenue of 20 million RMB or more.  GRT shall also be responsible for all outstanding loans or liabilities to all parties inclusive of banks before acquisition can be completed.  The setup, effective and explanation of the agreement are all applied to the law of PRC.  All disputes with the agreement shall be submitted to the Guangzhou Arbitration Commission.

About Guangzhou Renwoxing Telecom

Forward Looking Statements.

The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Registrant's capital needs, business strategy and expectations.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. Actual events or results may differ materially from the forward looking statements contained herein. The Registrant disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements.

Established in June 2003, Guangzhou Renwoxing Telecom is an authorized primary distributor of pre-paid mobile phone cards and mobile services for China Telecom and China Mobile, with operations in the sales and distribution of pre-paid mobile cards in the Guangdong Province of China.

Mobile services include mobile messaging, e-mail services, internet & broadband leasing, telephone and fax line leasing, and many others. Some other services provided includes Yang Cheng Tong traffic cards and QQ coins, membership cards of Groups such as PICC China Insurance, Tai Kang Insurance, Pacific Insurance, He Sheng Property Group and many others just to name a few.

In 2007, the company has net assets around US$700,000, with the un-audited operating profit is round US$140,000. In the 1st Quarter of Year 2008, GRT has obtained sales revenue of RMB 3.46-million and another estimated RMB 5.14-million for 2nd quarter.

GRT has recently adopted the model of wholesale distributions in Guangdong, in an attempt to further expand on its current business distribution channel and networks.

Item 3.02  Unregistered Sales of Equity Securities.

           On July 29, 2008, pursuant to the Share Exchange Agreement, in exchange for 51% of the issued and outstanding stock of GRT, we issued an aggregate of 9,727,769 shares of our common stock to the designated assigners as set forth in Item 2.01.

           These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit Number	Description

10.1	Share Transfer Agreement dated as of July 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GUANGZHOU GLOBAL TELECOM, INC.

Date: July 31, 2008	By:	/s/ Li YanKuan
Li Yankuan Chairman and Chief Executive Officer